                                                                   Exhibit 10.8





                             EMPLOYMENT AGREEMENT



                                by and between



                         MAXCOR FINANCIAL GROUP INC.

                                     and



                                Keith E. Reihl

                              TABLE OF CONTENTS


SECTION                                                                                   PAGE
-------                                                                                  ------

1.   Employment.............................................................................2

2.   Term...................................................................................2

3.   Position and Duties....................................................................2

4.   Place of Performance...................................................................2

5.   Compensation and Related Matters.......................................................3
     (a)  Base Salary.......................................................................3
     (b)  Bonuses...........................................................................3
     (c)  Expenses..........................................................................3
     (d)  Other Benefits....................................................................3
     (e)  Vacation..........................................................................4
     (f)  Services Furnished................................................................4

6.  Offices.................................................................................4

7.   Termination............................................................................4
     (a)  Death.............................................................................5
     (b)  Disability........................................................................5
     (c)  Cause.............................................................................5
     (d)  Good Reason.......................................................................6
     (e)  Change in Control.................................................................8

8.   Termination Procedure.................................................................10
     (a)  Notice of Termination............................................................10
     (b)  Date of Termination..............................................................10
     (c)  Compensation During Dispute......................................................11

9.   Compensation upon Termination
     or During Disability..................................................................11
     (a)  Disability; Death................................................................11
     (b)  By Company without Cause or
          by the Executive for Good Reason.................................................11
     (c)  By Company for Cause or by the
          Executive Other than for Good Reason.............................................13
     (d)  Compensation Plans...............................................................13
     (e)  Gross-Up Payment.................................................................13

10.  Mitigation............................................................................15

11.  Confidential Information; Noncompetition
     Requirement...........................................................................16
     (a)  Confidential Information.........................................................16
     (b)  Noncompetition Requirement.......................................................16
     (c)  Salary Continuation..............................................................17
     (d)  Injunctive Relief................................................................17

12.  Indemnification; Legal Fees...........................................................17

13.  Successors; Binding Agreement.........................................................18
     (a)  Company's Successors.............................................................18
     (b)  Executive's Successors...........................................................18

14.  Notice................................................................................19

15.  Miscellaneous.........................................................................19

16.  Validity..............................................................................20

17.  Counterparts..........................................................................20

18.  Entire Agreement......................................................................20

                              EMPLOYMENT AGREEMENT

                  AGREEMENT, dated as of August 14, 1998, by and between Keith
E. Reihl (the "Executive"), and Maxcor Financial Group Inc., a Delaware corporation (the "Company"), superseding and replacing the employment agreement between the Executive and Euro Brokers Investment Corporation, a Delaware corporation and a direct, wholly owned subsidiary of the Company ("EBIC"), dated as of March 8, 1996, as amended (the "1996 Agreement").

                  WHEREAS, the Board of Directors of EBIC currently employs the Executive and the Executive currently furnishes services to EBIC on the terms and conditions set forth in the 1996 Agreement; and

                  WHEREAS, the Board of Directors of the Company (the "Board") desires to employ the Executive directly at the Company level and the Executive desires to be so employed; and

                  WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

                  WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control; and

                  WHEREAS, the parties desire to amend and restate the 1996 Agreement in order to add certain Change in Control and other provisions;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:

                  1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby accepts such continued employment, on the terms and conditions hereinafter set forth.

                  2. Term. The period of employment of the Executive by the Company hereunder (the "Employment Period") shall commence on August 14, 1998 (the "Commencement Date"), and end on the third anniversary of the Commencement Date, unless further extended as provided in this Section 2 or sooner terminated as provided in Section 7. On the second anniversary of the Commencement Date and on each successive anniversary thereafter, the contract term of the Executive's employment shall be automatically extended for one (1) additional year unless, on or prior to such anniversary, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended (the initial three-year contract term, as it may be so extended, the "Contract Term"); provided, however, that, if a Change in Control shall have occurred during the original or extended term of this Agreement, the Contract Term shall continue in effect for at least twenty-four (24) months subsequent to the month in which such Change in Control occurs.

                  3. Position and Duties. During the Employment Period, the Executive shall serve as Chief Financial Officer and Treasurer of the Company and Chief Operating Officer of EBIC and its subsidiaries. The Executive shall have the full responsibilities and authority attendant to such position and shall report directly to the Chairman, President and Chief Executive Officer of the Company. The Executive's responsibilities and authority shall include such responsibilities and authority as may from time to time be assigned to the Executive by the Chairman, President and Chief Executive Officer of the Company, provided that such responsibilities and authority are consistent with the Executive's position with the Company. During the Employment Period, the Executive agrees to devote substantially all of his working time and efforts to the performance of his duties for the Company.

                  4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in New York, New York, except for reasonably required travel on the Company's business.

                  5. Compensation and Related Matters.

                     (a) Base Salary. As compensation for the performance by the Executive of his obligations hereunder, during the Employment Period, the Company shall pay the Executive a base salary at the rate of $300,000 per annum ("Base Salary"). Base Salary shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. Base Salary may be increased from time to time in accordance with the normal business practices of the Company and, if so increased, shall not thereafter during the Employment Period be decreased.

                     (b) Bonuses.During the Employment Period, the Executive shall be eligible to receive such semi-annual bonuses (the "Bonus") as may be awarded to him as the Board or the Compensation Committee of the Board shall determine, or if an annual incentive plan is adopted by the Company, in accordance with the terms of such plan.

                     (c) Expenses. The Company shall promptly reimburse the Executive for all reasonable business expenses incurred during the Employment Period by the Executive in performing services hereunder, including all expenses of travel and living expenses while traveling on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

                     (d) Other Benefits. The Executive shall be entitled to participate in all of the employee benefit plans and arrangements currently maintained by the Company, in accordance with the terms of such plans and arrangements, and shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees (including without limitation each incentive plan, pension and retirement plan and arrangement, supplemental pension and retirement plan and arrangement, stock option plan, life insurance and health-and-accident plan and arrangement, medical insurance plan, disability plan, survivor income plan, relocation plan and vacation plan), subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to subsection (a) of this Section 5.

                     (e) Vacation. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan or policy as from time to time in effect. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

                     (f) Services Furnished. During the Employment Period, the Company shall furnish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

                  6. Offices. Subject to Sections 3 and 4 hereof, the Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company, FSAC or any subsidiaries of the Company, and as a member of any committees of the board of directors of any such corporations, and in one or more executive positions of any of the Company's subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided to any other director of the Company or any of its subsidiaries, or any such executive position, as the case may be.

                  7 Termination. The Executive's employment hereunder (and the Employment Period) may be terminated without breach of this Agreement only under the circumstances set forth in the following subsections (a), (b), (c) and (d).

                     (a) Death. The Executive's employment hereunder (and the Employment Period) shall terminate upon his death.

                     (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of his duties hereunder for the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination (as defined in Section 8 hereof) is given shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder (and the Employment Period) for "Disability."

                     (c) Cause. The Company may terminate the Executive's employment hereunder (and the Employment Period) for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the occurrence of any of the following events:

                     (i) the conviction of the Executive for the commission of a felony; or

                     (ii) the willful and continuing failure by the Executive to substantially perform his duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness or subsequent to the issuance of a Notice of Termination by the Executive for Good Reason) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; or

                     (iii) the willful misconduct by the Executive (including,
            but not limited to, breach by the Executive of the provisions of
            Section 11 hereof) that is demonstrably and materially injurious to the Company or its subsidiaries, whether monetarily or otherwise.

Cause shall not exist unless and until the Company has delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board of Directors of the Company at a meeting of such board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before such board), finding that in the good faith opinion of such board, the Executive was guilty of the conduct set forth in this Section 7(c) and specifying the particulars thereof in detail. For purposes of this Section 7(c), no act or failure to act on the Executive's part shall be considered "willful" unless done or failed to be done by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

                     (d) Good Reason. The Executive may terminate his employment hereunder (and the Employment Period) during the Contract Term for "Good Reason" after the occurrence, without the written consent of the Executive, of an event constituting a material breach of this Agreement by the Company that has not been fully cured within ten (10) days after written notice thereof has been given by the Executive to the Company, provided that, without limiting the generality of the foregoing, on and after a Change in Control, any one of the following events shall be deemed a material breach of this Agreement:

                     (i) the assignment to the Executive of any duties
            inconsistent with the Executive's status as senior executive officer of the Company or a substantial adverse alteration in the nature of Executive's responsibilities from those in effect immediately prior to the Change in Control or being required to report to anyone other than the Chairman;

                     (ii) a reduction by the Company in the Executive's Base
            Salary as in effect immediately prior to the Change in Control;

                     (iii) the relocation of the Executive's principal place of employment to a location outside of Manhattan, New York;

                     (iv) the failure by the Company to pay to the Executive any portion of the Executive's
            current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within fifteen (15) days of the date such compensation is due;

                     (v) the failure by the Company to provide the Executive
            with compensation plans which, in the aggregate, provide the Executive with substantially comparable compensation opportunities to those compensation opportunities for which the Executive was eligible immediately prior to the Change in Control;

                     (vi) the failure by the Company to continue to provide the
            Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material perquisite or other fringe benefit, or secretarial service and office space at the level, enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

                     (vii) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 8(a) or that does not comply with Section 7(c), if applicable (and for purposes of this Agreement, no such purported termination shall be effective); or

                     (viii) the failure of a successor to the Company to
            expressly assume and agree to perform this Agreement pursuant to
            Section 13(a) hereof.

                     The Executive's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                     (e) Change in Control. A "Change in Control" shall be
            deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                     (i) any Person (as defined hereinbelow) becomes the
            Beneficial Owner, directly or indirectly, of securities of the Company (as defined hereinbelow) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding (x) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph
            (iii) below and (y) any Person who currently is such a Beneficial Owner unless such Person becomes the Beneficial Owner of additional securities of the Company representing 5% or more of the combined voting power of the Company's then outstanding securities; or

                     (ii) the following individuals cease for any reason to
            constitute a majority of the number of directors then serving: individuals who, on the date of this amended and restated Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                     (iii) there is consummated a merger or consolidation of the
            Company or any direct or
            indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who currently is such a Beneficial Owner unless such Person becomes the Beneficial Owner of additional securities of the Company representing 5% or more of the combined voting power of the Company's then outstanding securities; or

                     (iv) the stockholders of the Company approve a plan of
            complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  For purposes of this Section 7(e) and Section 9(e) hereof, "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                     For purposes of this Section 7(e), "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                   8 Termination Procedure.

                     (a) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 7(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                     (b) Date of Termination. "Date of Termination" shall mean
(i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated for Disability pursuant to Section 7(b), thirty (30) days after Notice of Termination (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if the Executive's employment is terminated for Cause pursuant to Section 7(c), the date specified in the Notice of Termination, which shall not be earlier than the date of the Notice of Termination and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination; provided, however, that if either party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided further, however, that the Date of

Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

                     (c) Compensation During Dispute. If a purported termination occurs on or after a Change in Control and during the Contract Term, and such termination is disputed in accordance with subsection (b) of this Section 8, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, determined in accordance with subsection (b) of this Section 8. Amounts paid under this
Section 8(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

                    9 Compensation upon Termination or During Disability.

                     (a) Disability; Death. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive his full Base Salary at the rate in effect at the beginning of such period and continue as a participant in all compensation and employee benefit plans in which the Executive was participating pursuant to Section 5(d) until his employment is terminated pursuant to Section 7(b) and shall continue to receive such Base Salary for a period of six months thereafter. Subsequent to the six-month period following the termination of the Executive's employment pursuant to Section 7(b), or in the event the Executive's employment is terminated by reason of his death, the Company shall have no further obligations to the Executive under this Agreement and the Executive's benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

                     (b) By Company without Cause or by the Executive for Good Reason. If during the Contract Term the Executive's employment is terminated by the Company other than for Cause or Disability or by the Executive for Good Reason, then --

                     (i) in addition to any amounts due the Executive pursuant
            to Sections 5(a) or 5(b) hereof, the Company shall continue to pay to the Executive (or his legal representatives or estate) his Base Salary (at the rate in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination) for the remainder of the Contract Term or, if greater, for one year; provided, however, that if such termination occurs on or after a Change in Control, then the Company shall, within five (5) days following the Date of Termination, pay to the Executive, in an undiscounted cash lump sum, an amount equal to (i) three (3) times the sum of Base Salary (at the rate in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination) and the Bonus (annualized if paid for less than a full year) awarded in respect of the last completed bonus period prior to the fiscal year in which occurs the Change in Control or the Date of Termination, whichever resulting Bonus is greater, provided that, solely for purposes of this Section 8(b)(i), such annualized Bonus shall not be less than $200,000; and

                     (ii) the Company shall maintain in full force and effect,
            for the continued benefit of the Executive and his dependents for the remainder of the Contract Term or, if greater, for one year, all medical, dental and life insurance benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive and his dependents with benefits substantially similar to those which the Executive and his dependents would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred; and

                     (iii) the Executive shall be deemed to continue as an
            employee of the Company during the remainder of the Contract Term for purposes of the exercise and/or vesting of outstanding stock and stock option awards and cash incentive awards.

                     (c) By Company for Cause or by the Executive Other than for Good Reason. If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, then the Company shall pay the Executive his Base Salary (at the rate in effect at the time Notice of Termination is given) through the Date of Termination, and the Company shall have no additional obligations to the Executive under this Agreement except as set forth in subsection (d) of this Section 9.

                     (d) Compensation Plans. Following any termination of the Executive's employment, the Company shall pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due.

                     (e) Gross-Up Payment.

                     (i) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement (the "Severance Payments") or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would be subject (in whole or part) to the excise tax ("Excise Tax") imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the

            Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 9(e), shall be equal to the Total Payments.

                     (ii) For purposes of determining whether any of the Total
            Payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) all of the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive ("Tax Counsel"), such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (B) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of Tax Counsel such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (C) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which occurs the Date of Termination (or such earlier date on which any payment or benefits becomes subject to the Excise Tax) and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or such earlier date on which any payment or benefits becomes subject to the Excise Tax), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                     (iii) In the event that the Excise Tax is subsequently
            determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in the Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment) the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined.

                     10 Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for the Executive by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for the Executive hereunder be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise except as is hereinafter specifically provided in this
Section 10. To the extent that the Executive, during the relevant period described in Section 9(b)(ii) hereof, shall receive from a subsequent employer benefits similar to those to be provided under Section 9(b)(ii), the benefits to be provided under the provisions of said Section shall be correspondingly reduced.

                     11 Confidential Information; Noncompetition Requirement.


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

                     (a) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all trade secrets and confidential information relating to the Company and its businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such trade secrets or information to anyone other than the Company and those designated by the Company. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 11(a).


                     (b) Noncompetition Requirement. During (1) any period that the Executive is performing services hereunder, (2) a period of one (1) year following a termination of the Executive's employment by the Company for Cause or by the Executive other than for Good Reason (if the Company so requests, notifies and pays the Executive as provided in paragraph (c) of this Section
11), (3) on or after a Change in Control, a period of six (6) months following a termination of the Executive's employment by the Executive for Good Reason, and
(4) with respect to clauses (i) and (ii) of this Section 11(b), any period with respect to which the Executive is entitled to payment pursuant to Section 9(b)(i) or, if shorter, a period of one year, the Executive agrees that, without the prior written consent of the Company, he shall not, directly or indirectly, with or without pay, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, manager, investor, lender, advisor, owner, associate or in any other individual or representative capacity, (i) solicit, entice, encourage or otherwise attempt to procure or service by telephone or otherwise accounts from any customers (determined as of the Date of Termination) of the Company or a subsidiary thereof for a business that is competitive in any manner whatsoever (a "Competitive Business") with the interdealer brokerage business in which the Company is then engaged (the "Business"), (ii) solicit, entice or encourage any employee (determined as of the Date of Termination) of the Company or a subsidiary thereof to terminate such employee's employment in order to work in a Competitive Business, or (iii) upon the written request of the Company, engage or participate in any Competitive Business unless such Competitive Business is located more than seventy-five (75) miles from the site, as of the Date of Termination, of the Company's executive offices in New York; provided, however, that trading by the Executive for his own benefit or in proprietary accounts shall not constitute a Competitive Business.

                     (c) Salary Continuation. As additional consideration for the Executive's performance of the covenant provided in subsection (b) (iii) of this Section 11 relating to the twelve-month period following a termination of his employment by the Company for Cause or by the Executive other than for Good Reason, but only for so long as the Executive shall continue to perform such covenants, the Company shall pay the Executive for each month during such twelve-month period an amount equal to one twelfth (1/12th) of the Executive's Base Salary. It is agreed and understood that such payment constitutes full and fair consideration to the Executive for observance of such covenants and his possible abstinence from the Business for such period.

                     (d) Injunctive Relief. In the event of a breach or threatened breach of subsections (a), (b) or (c) of this Section 11, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

                     12 Indemnification; Legal Fees. The Company shall indemnify the Executive to the full extent permitted by law and the by-laws of the Company for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of his duties hereunder. The Company shall also reimburse the Executive for any reasonable legal fees and expenses incurred by the Executive in contesting or disputing any termination of the Executive's employment hereunder or in seeking to obtain or enforce any right or benefit provided by this Agreement, but only if the Executive shall substantially prevail with respect to the preponderance of the matters at issue. Such payments shall be made within five (5) days after the Executive's request for payment accompanied with such evidence of his having prevailed (as described in the preceding sentence) and such evidence of the fees and expenses incurred, as the Company may reasonably require. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 12.

                     13 Successors; Binding Agreement.

                     (a) Company's Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if the Company had terminated his employment other than for Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.


                     (b) Executive's Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

                  14 Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  Keith E. Reihl
                  534 Allen Avenue

                  Westfield, New Jersey  07090

                  If to the Company:

                  Maxcor Financial Group Inc.
                  Two World Trade Center
                  Suite 8400
                  New York, New York  10048
                  Attn:  Chairman

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  15 Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by its Board of Directors or its compensation committee. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be binding on all successors to the Company. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company and the Executive under this Section 15 and Sections 8, 9, 10, 11, 12 and 13 hereof shall survive the expiration of the term of this Agreement. The compensation and benefits payable to the Executive under this Agreement shall be in lieu of any other severance benefits to which the Executive may otherwise be entitled upon his termination of employment under any severance plan, program, policy or arrangement of the Company.

                  16 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  17 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  18 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                           MAXCOR FINANCIAL GROUP INC.

                           By: /s/ Gilbert D. Scharf
                               --------------------------
                           Name:  Gilbert D. Scharf
                           Title: President

                           EURO BROKERS INVESTMENT CORPORATION

                           By: /s/ Gilbert D. Scharf
                               ---------------------------
                           Name:  Gilbert D. Scharf
                           Title: President

                           /s/ Keith E. Reihl
                           -------------------------------
                           Keith E. Reihl


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